Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Rick Danis, Interim Chief Executive Officer of Rigetti Computing, Inc. (the “Company”), and Brian Sereda, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.

The Company’s Quarterly Report on Form 10-Q/A for the period ended June 30, 2022, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 30, 2022

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 30th day of November, 2022.

/s/ Rick Danis
Rick Danis Interim Chief Executive Officer
(Principal Executive Officer)

/s/ Brian Sereda
Brian Sereda Chief Financial Officer
(Principal Financial Officer)